Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS THIRD QUARTER 2016 RESULTS

Evansville, IN, November 7, 2016 - OneMain Holdings, Inc. (NYSE: OMF) today reported income before provision for income taxes of $33 million and net income of $25 million, or $0.19 per diluted share for the third quarter of 2016, compared to a loss of $0.10 per diluted share in the prior year.

Jay Levine, President and CEO of OneMain Holdings, Inc. said, “Our third quarter results reflect the progress we have made on our strategic priorities and the integration of OneMain. In fact, our Consumer and Insurance segment adjusted earnings per diluted share more than doubled from last year.”

Levine added, “We continued to grow receivables, manage credit risk, further strengthen our liquidity and balance sheet, and realize synergies from the acquisition of OneMain.  We also accomplished the significant task of combining the two branch networks under a single brand, which will further enhance our name recognition and our ability to offer competitive products to our customers.”

Consumer and Insurance Segment

Consumer and Insurance income before provision for income taxes on a Segment Accounting Basis was $179 million for the third quarter of 2016. Consumer and Insurance adjusted earnings per diluted share was $0.90* for the third quarter of 2016 versus $0.36* for the prior year quarter. Excluding certain acquisition-related transaction and integration expenses of $17 million, Consumer and Insurance adjusted pretax earnings were $196 million* and Consumer and Insurance adjusted net income was $122 million* for the third quarter of 2016.

Consumer and Insurance net finance receivables reached $13.5 billion at September 30, 2016, and Consumer and Insurance net finance receivables per branch totaled $7.4 million at September 30, 2016.

Consumer and Insurance net interest income was $636 million in the third quarter of 2016. Consumer and Insurance yield was 24.51% and risk adjusted yield, which represents yield less net charge-off ratio, was 18.28% in the third quarter of 2016.

The net charge-off ratio was 6.23% in the third quarter of 2016.

The gross charge-off ratio was 6.97% and the recovery ratio was 0.74% in the third quarter of 2016.

The 60+ delinquency ratio was 3.33% at September 30, 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Acquisitions and Servicing Segment

Acquisitions and Servicing income before provision for income taxes on a Segment Accounting Basis was $2 million for the third quarter of 2016. The Acquisitions and Servicing segment contributed $2 million* to the company’s total adjusted pretax earnings in the third quarter of 2016. Acquisitions and Servicing net finance receivables at September 30, 2016 were zero as a result of the sale of the company’s interests in SpringCastle on March 31, 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Real Estate and Other

The Real Estate segment generated a loss before benefit from income taxes on a Segment Accounting Basis of $20 million in the third quarter of 2016. The Real Estate segment generated an adjusted pretax loss of $7 million* in the third quarter of 2016. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014 and August 2016. Upon closing of the acquisition of OneMain, the majority of the debt allocated to the Real Estate segment and other non-originating activities was re-allocated to the Consumer and Insurance segment. The carrying value of the real estate loan portfolio, including real estate loans held for sale, totaled $367 million at September 30, 2016, down from $629 million at the prior quarter-end.

The Other non-originating activities generated a loss before benefit from income taxes on a Segment Accounting Basis of $10 million. Our Other non-originating activities generated an adjusted pretax loss of $1 million* in the third quarter of 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Liquidity and Capital Resources

As of September 30, 2016, the company had $658 million of cash and cash equivalents, which included $338 million of cash and cash equivalents held at our regulated insurance subsidiaries or for other operating activities that is unavailable for general corporate purposes and $320 million of available cash and cash equivalents consisting of highly liquid investment securities. The company had available undrawn conduit financing facilities of $4.6 billion at September 30, 2016. The company had total outstanding debt of $14.0 billion at September 30, 2016, in a variety of debt instruments.

Use of Non-GAAP Financial Measures

We report the operating results of our Consumer and Insurance segment, Acquisitions and Servicing segment, Real Estate segment, and Other using the Segment Accounting Basis, which (i) reflects our allocation methodologies for certain costs, primarily interest expense, loan loss reserves and acquisition costs to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting (eliminates premiums/discounts on our finance receivables at acquisition, as well as the amortization/accretion in future periods). These allocations and adjustments currently have a material effect on our reported segment basis income as compared to GAAP. We believe the Segment Accounting Basis (a basis other than GAAP) provides investors a consistent basis on which management evaluates segment performance. For more information, please see Note 23 - Segment Information of the notes to our consolidated financial statements included in our 2015 Form 10-K.

Total adjusted pretax earnings attributable to OMH, Consumer and Insurance adjusted pretax earnings, Consumer and Insurance adjusted net income, Consumer and Insurance adjusted earnings per diluted share, Acquisitions and Servicing adjusted pretax earnings, Real Estate adjusted pretax earnings and Other adjusted pretax earnings are key performance measures used by management in evaluating the performance of our business. Consumer and Insurance adjusted pretax earnings, Acquisitions and Servicing adjusted pretax earnings, Real Estate adjusted pretax earnings and Other adjusted pretax earnings represents income (loss) before provision for (benefit from) income taxes on a Segment Accounting Basis and excludes acquisition-related transaction and integration expenses, net gain (loss) on sales of personal and real estate loans, net gain on sale of SpringCastle interests, SpringCastle transaction costs, losses resulting from accelerated repayment and repurchases of long-term debt, debt refinance costs, and net loss on liquidation of our United Kingdom subsidiary. Management believes these non-GAAP financial measures are useful in assessing the profitability of our segments and uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before provision for (benefit from) income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our third quarter 2016 results and other general matters at 5:30 pm Eastern Time on Monday, November 7, 2016. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 1626174, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 1626174, beginning approximately two hours after the event. The replay of the conference call will be available through November 21, 2016. An investor presentation will be available on the Investor Relations page of OneMain’s website at https://www.onemainfinancial.com prior to the start of the conference call.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (https://www.onemainfinancial.com) and the SEC's website (http://www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition and risks and other uncertainties associated with the integration of the companies; unanticipated expenditures relating to the OneMain Acquisition; any litigation, fines or penalties that could arise relating to the OneMain Acquisition; the impact of the OneMain Acquisition on each company’s relationships with employees and third parties; various risks relating to the Lendmark Sale, in connection with the previously disclosed Settlement Agreement with the DOJ; risks relating to continued compliance with the Settlement Agreement; changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber-attacks or other security breaches, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our businesses; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; risks related to the acquisition or sale of loan portfolios, including delinquencies, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers; the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the Springleaf and OneMain servicing facilities; risks associated with our insurance operations; the inability to successfully implement our growth strategy for our consumer lending business as well as successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures; declines in collateral values or increases in actual or projected delinquencies or credit losses; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; any material impairment or write-down of the value of our assets; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices; changes in accounting principles and policies or changes in accounting estimates; any failure or inability to achieve the SpringCastle Portfolio performance requirements set forth in the SpringCastle Interests Sale purchase agreement; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions, except earnings (loss) per share)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Interest income:
Finance charges	$763	$422	$2,271	$1,227
Finance receivables held for sale originated as held for investment	7	5	71	13
Total interest income	770	427	2,342	1,240

Interest expense	215	171	655	500

Net interest income	555	256	1,687	740

Provision for finance receivable losses	263	79	674	233

Net interest income after provision for finance receivable losses	292	177	1,013	507

Other revenues:
Insurance	114	40	342	116
Investment	22	11	66	44
Net loss on repurchases and repayments of debt	—	—	(16)	—
Net gain on sale of SpringCastle interests	—	—	167	—
Net gain (loss) on sales of personal and real estate loans	(4)	—	18	—
Other	26	(4)	49	(6)
Total other revenues	158	47	626	154

Other expenses:
Operating expenses:
Salaries and benefits	191	100	597	305
Acquisition-related transaction and integration expenses	21	14	75	29
Other operating expenses	168	73	512	198
Insurance policy benefits and claims	37	17	128	53
Total other expenses	417	204	1,312	585

Income before provision for income taxes	33	20	327	76

Provision for income taxes	8	1	111	1

Net income	25	19	216	75

Net income attributable to non-controlling interests	—	32	28	98

Net income (loss) attributable to OneMain Holdings, Inc.	$25	$(13)	$188	$(23)

Share Data:
Weighted average number of shares outstanding:
Basic	134,730,251	134,452,763	134,717,870	125,701,635
Diluted	134,987,134	134,452,763	134,949,337	125,701,635
Earnings (loss) per share:
Basic	$0.19	$(0.10)	$1.40	$(0.18)
Diluted	$0.19	$(0.10)	$1.39	$(0.18)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	September 30, 2016	December 31, 2015

Assets
Cash and cash equivalents	$658	$939
Investment securities	1,788	1,867
Net finance receivables:
Personal loans	13,656	13,295
SpringCastle Portfolio	—	1,703
Real estate loans	201	538
Retail sales finance	13	23
Net finance receivables	13,870	15,559
Unearned insurance premium and claim reserves	(608)	(662)
Allowance for finance receivable losses	(672)	(592)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	12,590	14,305
Finance receivables held for sale	166	793
Restricted cash and cash equivalents	558	676
Goodwill	1,422	1,440
Other intangible assets	507	559
Other assets	664	611

Total assets	$18,353	$21,190

Liabilities and Shareholders’ Equity
Long-term debt	$13,994	$17,300
Insurance claims and policyholder liabilities	752	747
Deferred and accrued taxes	72	29
Other liabilities	489	384
Total liabilities	15,307	18,460

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,545	1,533
Accumulated other comprehensive income (loss)	4	(33)
Retained earnings	1,496	1,308
OneMain Holdings, Inc. shareholders’ equity	3,046	2,809
Non-controlling interests	—	(79)
Total shareholders’ equity	3,046	2,730

Total liabilities and shareholders’ equity	$18,353	$21,190

GAAP QUARTERLY KEY METRICS

(dollars in millions)	At or for the Three Months Ended September 30,
	2016	2015

Selected Financial Statistics
Finance receivables held for investment:
Net finance receivables	$13,870	$6,439
Number of accounts	2,227,522	1,143,961
Finance receivables held for sale:
Net finance receivables	$166	$789
Number of accounts	3,191	147,675
Finance receivables held for investment and held for sale: *
Average net receivables	$13,831	$6,932
Yield	21.92%	24.25%
Gross charge-off ratio	6.23%	4.62%
Recovery ratio	(0.52)%	(0.85)%
Net charge-off ratio	5.71%	3.77%
60+ delinquency ratio	3.54%	3.53%
Origination volume	$2,220	$1,191
Number of accounts originated	318,234	219,613

*	Includes personal loans held for sale, but excludes real estate loans held for sale in order to be comparable with our Consumer and Insurance segment statistics.

CONSUMER AND INSURANCE QUARTERLY KEY METRICS

(dollars in millions)	At or for the Three Months Ended September 30,
	2016	2015

Selected Financial Statistics
Finance receivables held for investment:
Net finance receivables	$13,485	$4,044
Number of accounts	2,217,588	870,877
Finance receivables held for investment and held for sale:
Average net receivables	$13,416	$4,476
Yield	24.51%	25.97%
Gross charge-off ratio	6.97%	5.19%
Recovery ratio	(0.74)%	(0.89)%
Net charge-off ratio	6.23%	4.30%
60+ delinquency ratio	3.33%	2.90%
Origination volume	$2,219	$1,167
Number of accounts originated	318,234	219,613

RECONCILIATIONS OF OUR SEGMENTS TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)	Consumer and Insurance	Acquisitions and Servicing	Real Estate	Other	Eliminations	Segment to GAAP Adjustment	Consolidated Total

Three Months Ended September 30, 2016
Interest income	$827	$—	$10	$1	$—	$(68)	$770
Interest expense	191	—	8	1	—	15	215
Provision for finance receivable losses	224	—	1	—	—	38	263
Net interest income after provision for finance receivable losses	412	—	1	—	—	(121)	292
Other revenues	151	12	(12)	(5)	—	12	158
Acquisition-related transaction and integration expenses	17	—	1	4	—	(1)	21
Other expenses	367	10	8	1	—	10	396
Income (loss) before provision for (benefit from) income taxes	$179	$2	$(20)	$(10)	$—	$(118)	$33

Three Months Ended September 30, 2015
Interest income	$293	$113	$17	$1	$—	$3	$427
Interest expense	43	22	58	16	—	32	171
Provision for finance receivable losses	62	15	(4)	—	—	6	79
Net interest income (loss) after provision for finance receivable losses	188	76	(37)	(15)	—	(35)	177
Other revenues	55	13	(2)	—	(13)	(6)	47
Acquisition-related transaction and integration expenses	—	—	—	14	—	—	14
Other expenses	166	27	8	1	(13)	1	190
Income (loss) before provision for (benefit from) income taxes	77	62	(47)	(30)	—	(42)	20
Income before provision for income taxes attributable to non-controlling interests	—	32	—	—	—	—	32
Income (loss) before provision for (benefit from) income taxes attributable to OneMain Holdings, Inc.	$77	$30	$(47)	$(30)	$—	$(42)	$(12)

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Reconciliations of income (loss) before provision for income taxes attributable to OMH on a GAAP basis (purchase accounting) to a Segment Accounting Basis:

(dollars in millions)	Three Months Ended September 30,
	2016	2015

Income (loss) before provision for income taxes attributable to OMH - GAAP basis	$33	$(12)
GAAP to Segment Accounting Basis adjustments:
Interest income	68	(3)
Interest expense	15	32
Provision for finance receivable losses	38	6
Other revenues	(12)	6
Acquisition-related transaction and integration expenses	(1)	—
Other expenses	10	1
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$151	$30

Reconciliations of income (loss) before provision for (benefit from) income taxes attributable to OMH on a Segment Accounting Basis to adjusted pretax earnings (loss) (non-GAAP):

(dollars in millions)	Three Months Ended September 30,
	2016	2015

Consumer and Insurance
Income before provision for income taxes - Segment Accounting Basis	$179	$77
Adjustments:
Acquisition-related transaction and integration expenses	17	—
Adjusted pretax earnings (non-GAAP)	$196	$77

Acquisitions and Servicing
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$2	$30
Adjustments:
Adjusted pretax earnings attributable to OMH (non-GAAP)	$2	$30

Real Estate
Loss before benefit from income taxes - Segment Accounting Basis	$(20)	$(47)
Adjustments:
Net loss on sale of real estate loans	12	—
Acquisition-related transaction and integration expenses	1	—
Adjusted pretax loss (non-GAAP)	$(7)	$(47)

Other
Loss before benefit from income taxes - Segment Accounting Basis	$(10)	$(30)
Adjustments:
Acquisition-related transaction and integration expenses	4	14
Net loss on liquidation of United Kingdom subsidiary	5	—
Adjusted pretax loss (non-GAAP)	$(1)	$(16)

Total
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$151	$30
Adjustments:
Acquisition-related transaction and integration expenses	22	14
Net loss on sales of real estate loans	12	—
Net loss on liquidation of United Kingdom subsidiary	5	—
Total adjusted pretax earnings attributable to OMH (non-GAAP)	$190	$44

Consumer and Insurance adjusted earnings per share (non-GAAP) is calculated as follows:

(dollars in millions)	Three Months Ended September 30,
	2016	2015

Consumer and Insurance
Adjusted pretax earnings (non-GAAP)	$196	$77
Provision for income taxes *	74	28
Adjusted net income (non-GAAP)	$122	$49

Weighted average diluted shares	134,987,134	134,452,763
Adjusted EPS (non-GAAP)	$0.90	$0.36

*	Provision for income taxes assumes a combined U.S. federal and state statutory income tax rate of 37% prior to the OneMain Acquisition and 38% subsequent to the OneMain Acquisition.

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752                            Rohit Dewan, 812-492-2582
craig.streem@onemainfinancial.com                        rohit.dewan@onemainfinancial.com

Source: OneMain Holdings, Inc.